REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS® — 2025
COUNTEROFFER NO. 2

EQUAL HOUSING OPPORTUNITY

This Counteroffer is made a part of the ☑Residential ☐Commercial ☐Vacant Land ☐Farm and Ranch Purchase Agreement dated August 18 2025 between Arrived Fund Manager LLC, and/or assigns ("Buyer") and

Scott L. Wakefield ("Seller") and

relating to the purchase of the following Property:

10660 Aspiration Ln SW, Albuquerque, NM 87121
Address (Street, City, State, Zip Code)

Legal description to be verified by seller - evidenced by warranty deed within 5 days of acceptance
Legal Description

or see metes and bounds description attached as Exhibit ______, Bernalillo County County, New Mexico;

the above-described Purchase Agreement is hereinafter referred to as "Purchase Agreement". **The Purchase Agreement INCLUDES all addendums submitted with the Purchase Agreement/Offer that are expressly incorporated by reference into the Purchase Agreement, meaning that if a party wishes to change any term(s) of an addendum(s), that was not already changed in a prior incorporated Counteroffer, that change would need to be included in this Counteroffer.**

1. **INCORPORATED COUNTEROFFERS.** Counteroffers that are NOT expressly referenced below are NOT incorporated into the Purchase Agreement. **Counteroffers ______________ are incorporated by reference into the Purchase Agreement, except as expressly modified by this Counteroffer.**

2. **CHANGES TO TERMS OF PURCHASE AGREEMENT**. The terms of the Purchase Agreement are changed as follows:

- Purchase Price to be $385,000.00
- Closing on or before September 30th
- Title Company to be Blueprint Title LLC
- Page 11 of 18 Section 22 D. Seller shall be responsible to maintain utilities for inspections.
- Page 16 of 18 Section 49. The following addendums are not attached or part of this purchase agreement: Real estate contract addendum 2402, inspection and observation waiver addendum 5140, price modification/seller credits addendum 2101

END***

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS® — 2025
COUNTEROFFER NO. 2

EQUAL HOUSING OPPORTUNITY

INTENTIONALLY LEFT BLANK***

3. **UNCHANGED TERMS REMAIN THE SAME.** All other terms and conditions of the Purchase Agreement and any incorporated addendums, that are not otherwise modified by this Counteroffer remain unchanged.

4.. **EXPIRATION DATE/DELIVERY.** This Counteroffer will expire unless acceptance is delivered in writing to ☑ Buyer or Buyer's Broker or ☐ Seller or Seller's Broker on or before 08/23/2025 at 5.00 ☐ a.m. ☑ p.m. Mountain Standard Time.

5. **WITHDRAW.** Unless acceptance is delivered in accordance with Section IV, this Counteroffer may be withdrawn at any time prior to the Expiration Date.

If rejecting or making a subsequent Counteroffer, party receiving this Counteroffer SHOULD NOT sign this Counteroffer; but should initial below, which indicates this Counteroffer was seen/reviewed.

RECEIVING PARTY

☐ **REJECTS & SUBMITS** Counteroffer __________ (NMAR Form 5102). **INITIALS:** __________ __________

☐ **REJECTS this Counteroffer. INITIALS:** __________ __________

BUYER AND/OR SELLER'S SIGNATURE BELOW INDICATES BUYER AND/OR SELLER'S ACCEPTANCE OF THIS COUNTEROFFER.

BUYER

Jeff Talbert on behalf of Arrived Fund Manager LLC, and/or Assigns Aug 22 2025 11:52 EDT

Buyer Signature | Printed Name | Date | Time

Jeff Talbert on behalf of Arrived Fund Manager LLC, and/or Assigns

Buyer Signature | Printed Name | Date | Time

SELLER

Scott L Wakefield — dotloop verified 08/23/25 11:24 AM JST 3AGN-BN8N-IL9R-BMMN

Seller Signature | Printed Name | Date | Time

Seller Signature | Printed Name | Date | Time

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS® — 2025
COUNTEROFFER NO. One

EQUAL HOUSING OPPORTUNITY

This Counteroffer is made a part of the ☑Residential ☐Commercial ☐Vacant Land ☐Farm and Ranch Purchase Agreement dated 08/18/2025 between Arrived Fund Manager Inc, and /or Assigns ("Buyer") and

Scott L. Wakefield ("Seller") and

relating to the purchase of the following Property:

10660 Aspiration Lane SouthWest, Albuquerque, NM 87121
Address (Street, City, State, Zip Code)

Lot 41 Aspire Unit 1
Legal Description

or see metes and bounds description attached as Exhibit ______, Bernalillo County County, New Mexico;

the above-described Purchase Agreement is hereinafter referred to as "Purchase Agreement". **The Purchase Agreement INCLUDES all addendums submitted with the Purchase Agreement/Offer that are expressly incorporated by reference into the Purchase Agreement, meaning that if a party wishes to change any term(s) of an addendum(s), that was not already changed in a prior incorporated Counteroffer, that change would need to be included in this Counteroffer.**

1. **INCORPORATED COUNTEROFFERS.** Counteroffers that are NOT expressly referenced below are NOT incorporated into the Purchase Agreement. **Counteroffers ______________ are incorporated by reference into the Purchase Agreement, except as expressly modified by this Counteroffer.**

2. **CHANGES TO TERMS OF PURCHASE AGREEMENT**. The terms of the Purchase Agreement are changed as follows:

1. Purchase price to be $393,000

2. Closing to be on or before Sept 11th 2025

3. Title Company to be Fidelity National title Mark Dorak

4. Pg 11 of 18 Section 22 D. Seller shall be responsible to maintain utilities for inspections

5. Pg 11 of 18 Section 22 G. Inspection delivery and objection deadline to be Sept 4th 2025, resolution deadline 9/8/25

5. Pg 16 of 18 Section 49. The following addendums are not attached or part of this purchase agreement: Real estate contract addendum 2402, inspection and observation waiver addendum 5140, price modification/seller credits addendum 2101.

END OF COUNTER

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS® — 2025
COUNTEROFFER NO. One

EQUAL HOUSING OPPORTUNITY

3. **UNCHANGED TERMS REMAIN THE SAME.** All other terms and conditions of the Purchase Agreement and any incorporated addendums, that are not otherwise modified by this Counteroffer remain unchanged.

4.. **EXPIRATION DATE/DELIVERY.** This Counteroffer will expire unless acceptance is delivered in writing to ☐ Buyer or Buyer's Broker or ☑ Seller or Seller's Broker on or before 08/21/2025 at 5pm ☐ a.m. ☑ p.m. Mountain Standard Time.

5. **WITHDRAW.** Unless acceptance is delivered in accordance with Section IV, this Counteroffer may be withdrawn at any time prior to the Expiration Date.

If rejecting or making a subsequent Counteroffer, party receiving this Counteroffer SHOULD NOT sign this Counteroffer; but should initial below, which indicates this Counteroffer was seen/reviewed.

RECEIVING PARTY

☑ **REJECTS & SUBMITS** Counteroffer 2 (NMAR Form 5102). **INITIALS:** JT ____

☐ **REJECTS this Counteroffer. INITIALS:** ____ ____

BUYER AND/OR SELLER'S SIGNATURE BELOW INDICATES BUYER AND/OR SELLER'S ACCEPTANCE OF THIS COUNTEROFFER.

Jeff Talbert on behalf of Arrived Fund Manager LLC, and/or Assigns

BUYER

Buyer Signature	Printed Name	Date	Time
Jeff Talbert on behalf of Arrived Fund Manager LLC, and/or Assigns	Arrived Fund Manager Inc, and /or Assigns	Aug 22 2025 11:52 EDT	

SELLER

Seller Signature	Printed Name	Date	Time
Scott L Wakefield (dotloop verified 08/21/25 3:03 AM JST O6YP-UM9V-MUSO-IY7H)	Scott L. Wakefield		

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS® — 2025
PURCHASE AGREEMENT – RESIDENTIAL RESALE

EQUAL HOUSING OPPORTUNITY

PART I – DUTIES DISCLOSURE

Per New Mexico law, Brokers are required to perform a specific set of applicable Broker Duties. Prior to the time the Broker generates or presents any written document that have the potential to become an express written agreement, they must disclose such duties and obtain written acknowledgement that the Broker has made such disclosures.

SECTION A: **All Brokers in this transaction owe the following Broker duties to *ALL* buyers and sellers in this transaction, even if the Broker is not representing the buyer or the seller in the transaction:**

1. Honesty and reasonable care and ethical and professional conduct;
2. Compliance with local, state, and federal fair housing and anti-discrimination laws, the New Mexico Real Estate License Law and the Real Estate Commission rules and other applicable local, state, and federal laws and regulations;
3. Performance of any and all written agreements made with the prospective buyer, seller, landlord (owner) or tenant;
4. Written disclosure of any potential conflict of interest that the Broker has in the transaction, including, but not limited to;
   - **A.** Any written Brokerage relationship the Broker has with any other parties to the transaction or;
   - **B.** Any material interest/relationship of a business, personal or family nature that the Broker has in the transaction; or
   - **C.** Any written agreement the Broker has with a Transaction Coordinator who will be providing services related to the transaction.
5. Written disclosure of any adverse material facts actually known by the Broker about the property or the transaction, or about the financial ability of the parties to the transaction to complete the transaction; adverse material facts requiring disclosure do not include any information covered by federal fair housing laws or the New Mexico Human Rights Act.

SECTION B: **In addition to the above duties, Broker(s) owes the following Broker Duties to the buyer(s) and/or seller(s) in this transaction to whom the Broker(s) is/are directly providing real estate services, regardless of the scope and nature of those services.**

1. Unless otherwise agreed to in writing by the party, assistance to the party in completing the transaction including:
   - **A.** Timely presentation of and response to all written offers or counteroffers; and
   - **B.** Active participation in assisting in complying with the terms and conditions of the contract and with the finalization of the transaction;

   If the Broker in the transaction is not providing the service, advice or assistance described in Para. 1 (A) or 1 (B) of this Subsection, the party must agree in writing that the Broker is not expected to provide such service, advice or assistance. The Broker shall disclose the existence of such agreement in writing to the other Brokers involved in the transaction.
2. Acknowledgement by the Broker that there may be matters related to the transaction that are outside the Broker's knowledge or expertise and that the Broker will suggest that the party seek expert advice on these matters;
3. Advice to consult with an attorney regarding the effectiveness, validity or consequences of any written document generated by the Brokerage or presented to the party and that has the potential to become an express written agreement;
4. Prompt accounting for all money or property received by the Broker;
5. Maintenance of any confidential information learned in the course of any prior agency relationship unless the disclosure is with the former principal's written consent or is required by law;
6. Written disclosure of Brokerage relationship options available in New Mexico:
   - **A. Exclusive agency:** an express written agreement between a person and a Brokerage wherein the Brokerage agrees to exclusively represent as an agent the interests of the person in real estate transaction;
   - **B. Dual agency**: an express written agreement that modifies existing exclusive agency agreements to provide that the Brokerage agrees to act as a facilitator in the real estate transaction rather than as an exclusive agent for either party;
   - **C. Transaction Broker:** the non-fiduciary relationship created by law, wherein a Brokerage provides real estate services without entering an agency relationship.
7. Unless otherwise authorized in writing, a Broker who is directly providing real estate services to a seller shall not disclose the following to the buyer in a transaction:
   - **A.** That the seller has previously indicated they will accept a sales price less than the asking or listed price;
   - **B.** That the seller will agree to financing terms other than those offered;
   - **C.** The seller's motivations for selling/leasing; or
   - **D.** Any other information the seller has requested in writing remain confidential, unless disclosure is required by law;
8. Unless otherwise authorized in writing, a Broker who is directly providing real estate service to a buyer shall not disclose the following to the seller in the transaction:
   - **A.** That the buyer has previously indicated they will pay a price greater than the price submitted in a written offer;
   - **B.** The buyer's motivation for buying; or
   - **C.** Any other information the buyer has requested in writing remain confidential unless disclosure is required by law.

BUYER(S) AND SELLER(S): PLEASE ACKNOWLEDGE RECEIPT BY INITIALING BELOW